Better Home & Finance Holding Company Announces Fourth Quarter 2025 Results
Better exceeds prior guidance on Tinman AI Platform Funded Loan Volume, reiterates guidance, and establishes Q1 2026 outlook
March 13, 2026
•In Q4 2025, Funded Loan Volume grew 56% year over year versus industry growth of 4%, while revenue grew 77% year over year
•Tinman AI Platform Funded Loan Volume reached $646 million in Q4 2025, up 34% quarter-over-quarter, representing more than 40% of Funded Loan Volume, and exceeding prior guidance of $600 million
•Tinman AI Platform partnerships launched in Q4 2025 grew approximately 100% month-over-month throughout Q4 in initial rollout to less than 1% of partners’ combined customer base of over 150 million customers
•Introducing Q1 2026 guidance and reaffirming the previously stated outlook for Loan Volume and Adjusted EBITDA breakeven

NEW YORK – March 13, 2026 - Better Home & Finance Holding Company (NASDAQ: BETR; BETRW) (“Better,” the “Company,” “our” or “we”), the AI-native mortgage and home equity finance company, today reported financial results for its fourth quarter.
“The fourth quarter was about positioning the Company for a material ramp in Funded Loan Volume. The early data speaks for itself as we transition from a D2C originator to an AI-native lending platform with rapidly expanding distribution,” said Vishal Garg, CEO and Founder of Better. “With the Tinman AI platform and several landmark partnerships scaling, we believe we are defining the next frontier in home finance.”
In Q4 2025, Better launched its partnership with Intuit Credit Karma, one of the largest consumer finance platforms in the United States with more than 140 million members. Through the partnership, Credit Karma is expanding from its roots as a lead-generation platform into a mortgage originator by leveraging Better’s Tinman AI platform.
In just five months, Credit Karma Home Loans powered by Better has already generated more than 30,000 mortgage pre-approvals. Adoption remains early; the product has reached less than 1% of Credit Karma’s estimated eligible member base.
“We are seeing growing inbound interest from brokers, banks, and non-bank lenders following our recent partnership launches. Our integration with ChatGPT is also opening a new distribution channel for the Tinman AI platform, and we are actively working with prospective partners to integrate Tinman into their workflows,” said Vishal Garg, CEO and Founder of Better.”

Fourth Quarter 2025 Financial Highlights:

GAAP Results:
•Revenue of approximately $44 million, compared to approximately $25 million in Q4 2024 and $44 million in Q3 2025, demonstrating 77% growth year over year
•Net loss of approximately $40 million, compared to a loss of approximately $59 million in Q4 2024 and a loss of $39 million in Q3 2025, demonstrating a 33% improvement year over year
Key Operating Metrics and Non-GAAP Financial Measures:
•Funded Loan Volume of $1.5 billion, compared to $936 million in Q4 2024 and $1.2 billion in Q3 2025, demonstrating 56% growth year over year
•Approximately 4,293 Funded Loans, compared to 3,326 in Q4 2024 and 4,086 in Q3 2025, demonstrating 29% growth year over year
•Continued to improve D2C marginal unit economics, expanding D2C marginal per unit contribution margin by 28% quarter-over-quarter
•Adjusted EBITDA loss of $24 million, compared to a loss of $28 million in Q4 2024 and a loss of $25 million in Q3 2025, demonstrating a 14% improvement year over year
•By Product: Purchase Funded Loan Volume of $720 million comprised 49% of Funded Loan Volume; Refinance Funded Loan Volume of $537 million comprised 37% of Funded Loan Volume; and Home Equity Funded Loan Volume of $203 million comprised 14% of Funded Loan Volume
•Year-over-year Funded Loan Volume growth was driven primarily by increases in Refinance Funded Loan Volume (207% growth). Purchase Funded Loan Volume grew 22% and Home Equity Funded Loan Volume grew 18%
•By Channel: D2C Funded Loan Volume of $813 million comprised 56% of Funded loan volume; Tinman® AI Platform Funded Loan Volume of $646 million comprised the remaining 44% of volume
•Maintained a strong liquidity position, ending Q4 2025 with approximately $229 million of cash, restricted cash, short-term investments, and assets held for sale
•Warehouse financing capacity totaled $575 million across three facilities as of December 31, 2025
“Origination volume and revenue growth are accelerating, and contribution margin will expand narrowing operating losses. These trends give us confidence we will reach Adjusted EBITDA breakeven by the end of the third quarter of 2026,” said Loveen Advani, CFO of Better.
“Tinman AI Platform volumes are expanding, which can make near-term forecasting challenging, but the continued ramp of our Intuit Credit Karma partnership is strengthening our trajectory. As we scale the platform, we remain focused on expense discipline, contribution margin, and operational execution, and I expect that to be reflected in our results over the coming quarters,” Advani added.

Guidance
•Q1 2026 Loan Volume: $1.40B to $1.55B
•Reaffirm $1.0 billion in Monthly Loan Volume by the end of May 2026 assuming continued Tinman AI Platform partnership growth
•Reaffirm Adjusted EBITDA breakeven by the end of the Q3 2026
Fourth Quarter 2025 Highlights:
•Strengthened executive leadership with the appointment of Loveen Advani as Chief Financial Officer and Barry Feierstein as Chief Operating Officer
•Successfully launched the Credit Karma Home Loans partnership, leveraging Better’s Tinman AI platform to deliver automated end-to-end refinancing. Pre-approvals scaled rapidly during the period, increasing from 850 in October to 2,600 in November, 5,000 in December, and continuing to 11,000 in January and 13,000 in February 2026
•Expanded NEO distribution, adding nine branches during the fourth quarter 2025, with annualized Q4 Funded Loan Volume of $462 million. Within six months of fully rolling out, NEO increased loans funded per officer by 91%, per processor by 17%, and per underwriter by nearly 50%, powered by Tinman AI
•Finance of America partnership went live and began scaling, integrating a HELOC workflow into its existing reverse mortgage platform to expand product offerings
Subsequent Events in Q1 2026:
•Launched new integration with ChatGPT, enabling lenders, banks, and fintech partners to access Better’s Tinman AI mortgage underwriting platform directly through natural language prompts, allowing users to evaluate scenarios, check eligibility, and initiate loan workflows instantly without traditional software interfaces
•Top-five non-bank mortgage originator went live, beginning with HELOCs in its direct-to-consumer division, with a full enterprise rollout expected in Q2 2026
•Top-three personal lending fintech pilot initiated and scaling rapidly, with deeper integration underway

Additional Information
For more information, please see the detailed financial data and other information available in the Company’s Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission (the “SEC”), and the investor presentation on the investor relations section of the Company’s website at https://investors.better.com.

Webcast
As previously announced, Better will host a live webcast of its earnings video conference call beginning at 8:30am ET on March 13, 2026. To access the webcast and the related presentation, or to register to listen to the call by phone, go to the investor relations section of the Company’s website at investors.better.com or click the “Attendee Registration Link” below. Please join the webcast at least 10 minutes prior to start time. A replay will be available on Better’s investor relations website shortly after the call ends.
* Webcast Details *
Event Title: Better Home & Finance Holding Company 2025 Fourth Quarter and Full Year Results
Event Date: March 13, 2026, 08:30 AM (GMT-05:00) Eastern Time (US and Canada)
Attendee Registration Link:
https://events.q4inc.com/attendee/146947624
About Better
Better Home & Finance Holding Company (NASDAQ: BETR) is the first AI-native mortgage and home equity finance platform, and first fintech to fund more than $110 billion in loan volume. Better has leveraged its industry-leading AI platform, Tinman®, to achieve its singular mission of making homeownership cheaper, faster, and easier for all Americans. Tinman® allows customers to see their rate options in seconds, get pre-approved in minutes, lock in rates, and close their loan in as little as three weeks. In addition, Betsy™, the first AI loan agent built exclusively for the mortgage industry, revolutionizes the homebuying journey by answering questions, delivering approvals, comparing products, processing rate locks, and moving their loan application along to closing 24/7/365. Better’s mortgage offerings include GSE-conforming mortgage loans, FHA and VA loans, and jumbo mortgage and home equity loans. Better serves customers in all 50 US states and the United Kingdom.
For more information, follow @tinmanAI on X and @betterdotcom on Instagram and TikTok.

Forward-looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not historical fact should be considered forward-looking statements, including, without limitation, statements and expectations regarding potential and current strategic partnerships, origination volume, revenue growth, contribution margin, operating losses, Adjusted EBITDA profitability, Loan Volume and Monthly Loan Volume. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are inherently subject to risks and uncertainties which could cause actual future events to differ materially from those expressed or implied by the forward-looking statements in this communication. These risks and uncertainties include those risks discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as any such factors may be updated from time to time in the Company’s other filings with the SEC, which is available, free of charge, at the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for Better to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS
Following are tables that present selected financial data of the Company. Also included are reconciliations of non-GAAP measures to their most comparable GAAP measures and definitions of certain key metrics used herein.

Results of Operations

	Three Months Ended December 31,		Three Months Ended September 30,
(Amounts in thousands, except per share amounts)	2025	2024	2025
Revenues:
Gain on loans, net	$ 38,380	$ 16,714	$36,421

Other revenue	1,192	4,120	2,777
Net interest income
Interest income	18,812	11,090	16,855
Interest expense	(14,074)	(6,943)	(12,186)
Net interest income	4,738	4,147	4,669
Total net revenues	44,310	24,981	43,867
Expenses:
Compensation and benefits	44,859	30,010	41,287
General and administrative	12,019	10,417	10,167
Technology	7,018	6,821	6,726
Marketing and advertising	8,039	8,798	10,490
Loan origination expense	4,345	2,722	3,728
Depreciation and amortization	3,162	7,904	3,398
Other expenses/(Income)	5,118	17,154	7,051
Total expenses	84,560	83,826	82,847
Loss before income tax expense	(40,250)	(58,845)	(38,980)
Income tax expense/(benefit)	(331)	378	145
Net loss	(39,919)	(59,223)	(39,125)

Key Metrics
This press release refers to the following key metrics:
Funded Loan Volume represents the aggregate dollar amount of all loans funded in a given period based on the principal amount of the loan at funding. Loan Volume consists of Funded Loan Volume and Processed Volume. Processed Volume includes loans processed on the Tinman platform on behalf of our strategic partners but not funded by Better. Purchase Loan Volume represents the aggregate dollar amount of purchase loans funded in a given period based on the principal amount of the loan at purchase date. Refinance Loan Volume represents the aggregate dollar amount of refinance loans funded in a given period based on the principal amount of the loan. HELOC Loan Volume represents the aggregate dollar amount of HELOC loans funded in a given period based on the principal amount of the loan at funding. D2C Loan Volume represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated from direct interactions with customers using all marketing channels other than our partner relationships and our Tinman® AI Platform channel. Tinman AI Platform Volume represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated through one of our partner relationships.  Total Loans represents the total number of loans funded in a given period, including purchase loans, refinance loans, HELOC loans and closed-end second lien loans.

Use of Non-GAAP Measures and Other Financial Metrics
We include certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including Adjusted EBITDA, Adjusted Net Income (Loss), funded loan volume and other key metrics.
We calculate Adjusted Net Income (Loss) as net income (loss) adjusted for the impact of stock-based compensation expense, change in the fair value of warrants and equity related liabilities, restructuring, impairment, and other expenses. We calculate Adjusted EBITDA as net income (loss) adjusted for the impact of stock-based compensation expense, change in the fair value of warrants, and other non-recurring or non-core operational expenses, as well as interest and amortization on non-funding debt (which includes interest on the Convertible Note (as defined in our Form 10-K)), depreciation and amortization expense, and income tax expense. These non-GAAP financial measures should not be considered in isolation and are not intended to be a substitute for any GAAP financial measures. These non-GAAP measures provide supplemental information that we believe helps investors better understand our business, our business model and how we analyze our performance. We also believe these non-GAAP financial measures improve investors’ and analysts’ ability to compare our results with those of our competitors and other similarly situated companies, which commonly disclose similar performance measures.
However, our calculation of Adjusted EBITDA and Adjusted Net Income (Loss) may not be comparable to similarly titled performance measures presented by other companies. Further, although we use these non-GAAP measures to assess the financial performance of our business, these measures exclude certain substantial costs related to our business, and investors are cautioned not to use such measures as a substitute for financial results prepared according to GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our financial results prepared and presented in accordance with GAAP.
Reconciliation of Non-GAAP Metrics

	Three Months Ended December 31,		Three Months Ended September 30,
(Amounts in thousands)	2025	2024	2025

Adjusted EBITDA
Net loss	$(39,919)	$(59,223)	$(39,125)
Income tax expense	(331)	378	145
Depreciation and amortization expense (4)	3,161	7,904	3,398
Stock-based compensation expense (1)	7,876	4,547	4,271
Interest and amortization on non-funding debt (5)	3	1,759	-
Restructuring, impairment, and other expenses (3)	11,115	16,711	817
Change in fair value of warrants and equity related liabilities (2)	(5,853)	3	5,578
Adjusted EBITDA	$(23,950)	$(27,921)	$(24,915)

1) Stock-based compensation represents the non-cash grant date fair value of stock-based instruments utilized to incentivize employees and consultants recognized over the applicable vesting period. This expense is a non-cash expense. We exclude this expense from our internal operating plans and measurement of financial performance (although we consider the dilutive impact to our stockholders when awarding stock-based compensation and value such awards accordingly).
2) Change in fair value of Public Warrants and Private Warrants as well as the Sponsor Locked-Up Shares, represents the change in fair value of liability-classified warrants as presented in our Consolidated Statements of Operations and Comprehensive Loss. This charge is a non-cash charge.
3) Restructuring, impairment, and other expenses are primarily comprised of employee one-time termination benefits, real estate restructuring losses, impairment of property and equipment, and goodwill.
4) Depreciation and amortization represents the loss in value of fixed and intangible assets through depreciation and amortization, respectively. These expenses are non-cash expenses, and we believe that they do not correlate to the performance of our business during the periods presented.
5) Interest and amortization on non-funding debt represents interest and amortization on the Convertible Note, which is included within net interest income in our Consolidated Statements of Operations and Comprehensive Loss.

For Investor Relations Inquiries please email: ir@better.com
Source: Better Home & Finance Holding Company